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                                 EXHIBIT 99.1
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FOR IMMEDIATE RELEASE
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CONTACT, AT (781) 861-8444:
     MICHAEL W. ROGERS                          WILLIAM B. BONI
     EXEC. VP AND CHIEF FINANCIAL OFFICER       VP, CORP. COMMUNICATIONS

         INTERNEURON PROVIDES PAGOCLONE UPDATE FOLLOWING PFIZER REPORT

              OF POSITIVE RESULTS IN GENERALIZED ANXIETY DISORDER

       COMPANY ALSO REPORTS ON PROGRESS OF OTHER CLINICAL-STAGE PRODUCTS

LEXINGTON, MA, December 18, 2001 - Following a presentation today by Pfizer Inc. at a meeting with investment financial analysts in New York, Interneuron Pharmaceuticals, Inc. (NASDAQ: IPIC) reported that patients treated with pagoclone experienced a statistically significant improvement in symptoms of generalized anxiety disorder (GAD), compared to patients treated with placebo. In addition, pagoclone was well tolerated, with no difference from placebo in sedation and no evidence of withdrawal effects.

The six-week clinical trial conducted by Pfizer among 200 patients involved a flexible dose regimen ranging from 0.3 milligrams of pagoclone per day to 1.2 milligrams per day. Entry criteria for patients included Hamilton Anxiety Scale (HAM-A) scores of 18 or higher. Pagoclone patients had a mean 2.3 point lower HAM-A score than placebo patients at week three (p=.033), a mean 3.3 point lower score at week four (p=.006) and a mean 3.2 point lower score at week six (p=.012). At week six, the mean reduction in HAM-A score among pagoclone patients was 11.7 versus 8.5 for placebo.

With respect to side effects, there were no statistically significant differences between pagoclone-treated and placebo-treated patients in sleepiness, as measured by the Stanford Sleepiness Scale, and in withdrawal symptoms, as measured by the Rickel's Withdrawal Symptom Checklist. In addition, there were no serious clinical or laboratory adverse events among patients treated with pagoclone.

As part of its comprehensive clinical development program for pagoclone, Pfizer is conducting a number of clinical trials, including a Phase III trial in panic disorder, multiple Phase II trials in GAD and multiple clinical pharmacology studies. Pfizer is currently analyzing data from a Phase III trial in panic disorder.
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"We are extremely pleased with the results of Pfizer's study," said Glenn L.
Cooper, M.D., chairman, president and chief executive officer of Interneuron. "Pagoclone continues to meet its target product profile as a potentially novel, potent, non-sedating anti-anxiety agent which has not shown withdrawal effects. As the compound progresses in late-stage development, Pfizer, in our view, is the ideal development and commercialization partner."

Pagoclone is a member of the cyclopyrrolone class of compounds and is a novel GABA (gamma amino butyric acid) receptor agonist in development for the treatment of anxiety disorders. To date, preclinical and clinical testing have shown pagoclone to have promise in the treatment of anxiety disorders. Based on the mechanism of action of pagoclone as a potent agonist of the GABA receptor, the compound has the potential for a rapid onset of anxioloytic effect. Also, preclinical and clinical data suggest the potential to avoid the side effects commonly seen with other drugs currently used to treat anxiety disorders.

Interneuron licensed pagoclone from Rhone-Poulenc Rorer, S.A., now Aventis, S.A., and subsequently conducted several clinical trials prior to licensing worldwide rights to this product to Warner-Lambert Company, now Pfizer, which is responsible for conducting all further clinical development, regulatory review and commercialization of pagoclone.

Additional Interneuron Products:

Additional products currently under development in Interneuron's late-stage product portfolio include: trospium, in Phase III clinical testing for overactive bladder; PRO 2000, in Phase II for the prevention of the sexual transmission of HIV; dersalazine, in Phase I for inflammatory bowel disease; and IP 501, in Phase III for liver disease.

The enrollment of patients in the Company's Phase III trial with trospium for overactive bladder is continuing on schedule following its initiation in September 2001. This trial will include over 500 patients and will compare the reduction in both micturitions and incontinence episodes among trospium-treated patients versus placebo-treated patients during a 12-week double-blind treatment period. Completion of this trial is anticipated in the fall of 2002. If this trial is successful, the Company plans to file a New Drug Application (NDA) for trospium by the end of 2002.

Trospium is a muscarinic receptor antagonist that relaxes smooth muscle, or detrusor, tissue in the bladder, thus decreasing bladder contractions. Trospium does not appear to cross the blood-brain barrier, thereby avoiding central nervous system side effects. In addition, because trospium

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is not extensively metabolized by the liver and is excreted primarily unchanged in the urine, the Company believes treatment with trospium may avoid many potential drug interactions seen in existing agents that are metabolized extensively in the body. Trospium is currently marketed in Europe, where it is one of the leading treatments for overactive bladder.

The Company has received preliminary indications of the results of an 800-patient clinical trial sponsored by the Veterans Administration with IP 501 among patients with alcoholic cirrhosis showing that neither the placebo nor drug-treated groups had significant progression to cirrhosis, thus the primary endpoint of the trial, prevention of the development of cirrhosis, could not be achieved. The Company will not perform further work with IP 501 in alcoholic cirrhosis. IP 501 continues to be studied in a Phase III, NIH-sponsored trial in Hepatitis C-induced cirrhosis.

Two clinical trials with PRO 2000, the Company's topical microbicide for the prevention of HIV transmission, are expected to begin in 2002. These include a European Commission-funded Phase II safety trial in at-risk African women and an NIH-sponsored Phase II/III pivotal trial in Africa and India to determine the efficacy and safety of this product candidate in blocking male-to-female HIV transmission. These trials will build upon pre-clinical and clinical findings that include Phase I/II results presented earlier this year showing that PRO 2000 was safe and well tolerated in HIV-negative and HIV-positive women.

Following the acquisition of worldwide rights to dersalazine for inflammatory bowel disease (IBD) in September 2001, Interneuron is planning to initiate a Phase I multi-dose clinical study in Europe in the first half of 2002 and a Phase II trial in ulcerative colitis by the end of that year. Dersalazine is a new chemical entity combining a novel potent anti-inflammatory agent that inhibits key cytokines, including TNF-alpha, with the standard first-line therapy for IBD, 5-ASA (5-aminosalicylic acid). The chemical cleavage of dersalazine by bacteria in the colon releases these two active components for the topical treatment of inflammation in the colon. The systemic absorption of the compound and its active components has been shown to be very low.

Interneuron Pharmaceuticals is engaged in the development and commercialization of a portfolio of products and product candidates for panic/anxiety disorders, overactive bladder, inflammatory bowel disease, liver disease, prevention of HIV infection, stroke and other disorders.

Except for the descriptions of historical facts contained herein, this press release contains forward-looking statements that involve risks and uncertainties that could cause the Company's actual results and financial condition to differ materially from those anticipated by the forward looking statements. These risks and uncertainties are set forth in the Company's filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under "Risk Factors" and elsewhere, and include, but are not limited to: the early stage of products under development; uncertainties relating to clinical trials and regulatory approvals; dependence on third parties for manufacturing and marketing; need for additional funds and corporate partners; history of operating losses and expectation of future losses; product liability; risks relating to the Redux-related litigation; government regulation, patent risks and competition.
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